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                                                                     EXHIBIT 5.1


                                December 28, 2000



Brandywine Realty Trust
14 Campus Boulevard
Newtown Square, Pennsylvania  19073

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have served as counsel to Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a registration statement (the "Registration Statement") of the Company on Form S-3 under the Securities Act of 1933, as amended (the "1933 Act") and the filing of the Registration Statement with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to 4,000,000 common shares of beneficial interest, $.01 par value per share, of the Company (the "Common Shares") to be issued from time to time pursuant to the Company's Distribution Reinvestment and Share Purchase Plan (the "Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

         1. The Registration Statement, in the form in which it is to be transmitted to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

         2. The Amended and Restated Declaration of Trust of the Company, as amended (the "Declaration"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

         4. Resolutions adopted by the Board of Trustees of the Company (the "Resolutions") relating to the issuance of the Common Shares pursuant to the Plan, certified as of the date hereof by an officer of the Company;

         5. The form of certificate representing a Common Share, certified as of the date hereof by an officer of the Company;

         6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

         7. A certificate executed by an officer of the Company, dated as of the date hereof; and

         8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.



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         2. Each individual executing any of the Documents on behalf of a party
(other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

         4. All Documents submitted to us as originals are authentic. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or conduct of the parties or otherwise.

         The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. Upon the due execution, countersignature and delivery of certificates representing the Common Shares, the Common Shares will be duly authorized and, when and if issued in accordance with the Declaration, the Resolutions and the Registration Statement (including the Plan), will be (assuming that, upon issuance, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue) validly issued, fully paid and nonassessable.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                            Very truly yours,


                                            Pepper Hamilton LLP